EXHIBIT 99.1

Shutterstock Reports First Quarter 2016 Financial Results

First Quarter 2016 Highlights:

•	Revenue increased 20% to $116.7 million

•	Adjusted EBITDA increased 28% to $24.0 million

•	Non-GAAP Net Income per diluted share increased 44% to $0.36

•	Repurchased an additional $27.8 million of stock

•	Paid downloads increased 23%

•	Image collection expanded 57% to 81.0 million images and video collection expanded 62% to 4.2 million clips

New York - May 4, 2016 - Shutterstock, Inc. (NYSE: SSTK), a leading global provider of commercial imagery and music, today announced financial results for the first quarter ended March 31, 2016.

Founder and CEO Jon Oringer said “The momentum Shutterstock generated throughout 2015 continued unabated during the first quarter of 2016 with both sides of our vibrant marketplace continuing their consistent growth. We added more high quality content than ever before to our diverse portfolio while delivering an unmatched user experience to an expanding customer base. The increased engagement with our platform is translating into sustained financial strength and we are delivering these strong results even as we further invest in new content initiatives, innovative workflow tools and cutting edge technology solutions to provide additional value to contributors and customers.”

FIRST QUARTER RESULTS

Revenue

First quarter revenue of $116.7 million increased $19.1 million or 20% as compared to the first quarter of 2015, primarily due to a 23% increase in the number of paid downloads, mainly due to new customers, and increased activity by enterprise clients. The impact of foreign currency movements partially offset this growth. Excluding the impact of foreign currency, total Company revenue growth was approximately 24% in the first quarter.

Adjusted EBITDA

Adjusted EBITDA of $24.0 million increased $5.3 million or 28% as compared to the first quarter of 2015 driven by the 20% revenue growth, partially offset by an increase in operating expenses primarily from higher royalty costs associated with the increase in paid downloads.  Additionally, the first quarter included higher personnel expenses to support growth initiatives.  Excluding the impact of foreign currency, Adjusted EBITDA growth was approximately 36% in the first quarter as compared to the first quarter of 2015.  Adjusted EBITDA is defined as net income adjusted for foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation.

Net Income

Net income available to common stockholders of $6.1 million ($0.17 per diluted share) for the first quarter increased $2.9 million as compared with $3.2 million ($0.09 per diluted share) in the first quarter a year ago as the improved operating performance and a $0.7 million unrealized non-cash gain associated with foreign currency movements was partially offset by a $2.4 million change in the fair value of contingent consideration.

Non-GAAP net income, which excludes the after tax impact of non-cash equity-based compensation, changes in fair value of contingent consideration related to acquisitions and amortization of acquisition related intangible assets was $13.1 million ($0.36 per diluted share) for the first quarter, an increase of 46% as compared to $9.0 million ($0.25 per diluted share) in the first quarter of 2015.

LIQUIDITY

The Company’s cash, cash equivalents and short term investments totaled $275.5 million at March 31, 2016 as compared with $288.4 million at December 31, 2015 primarily reflecting the $23.0 million of cash generated from operations, which was more than offset by capital expenditures and content acquisitions of $8.4 million and by cash used to repurchase shares of approximately $27.8 million.

Free cash flow was $14.6 million for the first quarter, a decrease of $3.9 million from the first quarter of 2015, as the improved operating performance was partially offset by increased spending on capital expenditures and content acquisitions as well as working capital fluctuations.  Free cash flow is defined as cash provided by operating activities adjusted for capital expenditures and content acquisition.

STOCK REPURCHASE PROGRAM

During the first quarter of 2016, the Company repurchased approximately 881,000 shares of its stock, pursuant to its existing $100 million stock repurchase program, at an average price per share of $31.59 for a total of $27.8 million. Through March 31, 2016, the Company has repurchased 1.3 million shares of its stock for a total of $43.5 million under the stock repurchase program. The stock repurchase program, which commenced in November 2015, authorizes management to purchase shares from time to time through open market purchases or privately negotiated transactions at prevailing prices as permitted by securities laws and other legal requirements. The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors. The repurchase program may be suspended or discontinued at any time.

OPERATING METRICS

	Three Months Ended March 31,
	2016	2015
	(in millions, except revenue per download)
Number of paid downloads	41.2	33.4
Revenue per download (1)	$2.77	$2.87
Images in our collection (end of period) (2)	81.0	51.6
_______________________________________________________________________________________________________________________
(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.
(2) Images are photographs, vectors and illustrations available on shutterstock.com at the end of the period. We exclude content that is not uploaded directly to our site but is available to our customers through an application program interface and certain images that may be licensed for editorial use only.

FINANCIAL OUTLOOK

The Company’s current expectations for the full year 2016 remain as follows:

Full Year 2016

•	Revenue of $495 - $510 million (17% - 20% growth)

•	Adjusted EBITDA of $95 - $100 million (12% - 18% growth)

•	Non-cash equity-based compensation expense of approximately $35 million

•	Capital expenditures of approximately $25 million

NON-GAAP FINANCIAL MEASURES

Shutterstock considers Adjusted EBITDA, non-GAAP net income, and free cash flow to be important financial indicators of the Company’s operational strength and the performance of its business. Shutterstock defines Adjusted EBITDA as net income adjusted for foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation; non-GAAP net income as net income excluding the after tax impact of non-cash equity-based compensation, the amortization of acquisition related intangible assets and changes in the fair value of contingent consideration related to acquisitions; and free cash flow as cash provided by/(used in) operating activities adjusted for capital expenditures and content acquisition. These figures have not been calculated in accordance with United States generally accepted accounting principles (GAAP) and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. In addition, Adjusted EBITDA, non-GAAP net income, and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of the differences between Adjusted EBITDA, non-GAAP net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Balance Sheets.

EARNINGS TELECONFERENCE INFORMATION

The Company will discuss its first quarter financial results during a teleconference today, May 4, 2016, at 8:30 AM ET.  The conference call can be accessed in the U.S. at (877) 306-0077 or outside the U.S. at (678) 562-4243 with the conference ID# 82816060.  A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until May 11, 2016 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 82816060.

Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK

Shutterstock, Inc. (NYSE: SSTK) is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 100,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 80 million images and over 4 million video clips available.

Headquartered in New York City, with offices in Amsterdam, Berlin, Chicago, Dallas, Denver, London, Los Angeles, Montreal, Paris, San Francisco and Silicon Valley, Shutterstock has customers in more than 150 countries. The Company also owns Bigstock, a value-oriented stock media agency; Offset, a high-end image collection; PremiumBeat a curated royalty-free music library; Rex Features, a premier source of editorial images for the world’s media; and WebDAM, a cloud-based digital asset management service for businesses.

For more information, please visit www.shutterstock.com, and follow Shutterstock on Twitter or Facebook.

SAFE HARBOR PROVISION

Statements in this press release regarding management’s future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies, including statements regarding Shutterstock’s future financial and operating performance on both a GAAP and non-GAAP basis and statements regarding Shutterstock’s ability to drive long-term value, may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including risks related to any unforeseen changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for commercial digital imagery and music; a decrease in repeat customer purchases or in content contributed to our online marketplace; our inability to successfully operate in a new and rapidly changing market and to evaluate our future prospects; competitive factors; assertions by third parties of infringement or other violations of intellectual property rights by Shutterstock; our inability to increase market awareness of Shutterstock and our services; our inability to effectively manage our growth: failure to respond to technological changes or upgrade Shutterstock’s website and technology systems; Shutterstock’s inability to increase the percentage of its revenues that come from larger companies; our inability to continue expansion into international markets and the additional risks associated with operating internationally, including fluctuations in currency exchange rates; general economic conditions worldwide; our ability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Shutterstock is providing the information in this press release as of this date and assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Media Contact:	Investor Contact:
Niamh Hughes	Craig Felenstein
917 563 4991	212 598 9440
press@shutterstock.com	ir@shutterstock.com

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended March 31,
	2016	2015

Revenue	$116,652	$97,522

Operating expenses:
Cost of revenue	48,063	39,525
Sales and marketing	27,088	25,105
Product development	11,225	10,684
General and administrative	19,454	13,972
Total operating expenses	105,830	89,286
Income from operations	10,822	8,236
Other expense, net	(12)	(2,562)
Income before income taxes	10,810	5,674
Provision for income taxes	4,677	2,431
Net income	$6,133	$3,243
Less:
Undistributed earnings to participating stockholder	—	2
Net income available to common stockholders	$6,133	$3,241

Net income per common share available to common stockholders:
Basic	$0.17	$0.09
Diluted	$0.17	$0.09

Weighted average common shares outstanding:
Basic	35,375	35,635
Diluted	36,099	36,193

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	March 31, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$220,563	$241,304
Short-term investments	54,980	47,078
Credit card receivables	4,548	2,811
Accounts receivable, net	30,412	25,653
Prepaid expenses and other current assets	12,111	11,713
Deferred tax assets, net	6,655	7,116
Total current assets	329,269	335,675
Property and equipment, net	37,884	32,094
Intangibles assets, net	29,231	29,781
Goodwill	52,385	50,934
Deferred tax assets, net	17,789	18,691
Other assets	2,765	1,946
Total assets	$469,323	$469,121

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,989	$6,816
Accrued expenses	31,315	30,696
Contributor royalties payable	18,890	17,822
Income taxes payable	385	953
Deferred revenue	105,500	98,239
Other liabilities	5,346	6,258
Total current liabilities	170,425	160,784
Deferred tax liability, net	3,512	3,778
Other non-current liabilities	18,234	15,994
Total liabilities	192,171	180,556
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 36,453 and 36,146 shares issued and 35,113 and 35,686 shares outstanding as of March 31, 2016 and December 31, 2015, respectively	365	361
Treasury stock, at cost; 1,340 and 460 shares as of March 31, 2016 and December 31, 2015, respectively	(43,461)	(15,635)
Additional paid-in capital	222,207	213,851
Accumulated other comprehensive loss	(4,529)	(6,449)
Retained earnings	102,570	96,437
Total stockholders’ equity	277,152	288,565
Total liabilities and stockholders’ equity	$469,323	$469,121

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(Unaudited)
The following information is not a financial measure under United States generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended March 31,
	2016	2015

Net income	$6,133	$3,243
Add:
(a) Depreciation and amortization	4,184	2,995
(b) Write-off of property and equipment	—	—
(c) Non-cash equity-based compensation	7,353	7,508
(d) Provision for income taxes	4,677	2,431
(e) Other adjustments, net (1)	1,663	2,562
Adjusted EBITDA (2)	$24,010	$18,739
Adjusted EBITDA per diluted common share	$0.67	$0.52

Weighted average diluted shares	36,099	36,193

	Three Months Ended March 31,
	2016	2015
Net income	$6,133	$3,243
Add (net of tax effect):
(a) Non-cash equity-based compensation	4,766	4,846
(b) Acquisition related amortization expense	740	580
(c) Change in fair value of contingent consideration	1,496	328
Non-GAAP net income	$13,135	$8,997
Non-GAAP net income per diluted common share	$0.36	$0.25

Weighted average diluted shares	36,099	36,193

	Three Months Ended March 31,
	2016	2015
Net cash provided by operating activities	$22,961	$21,470
Capital expenditures and content acquisition	(8,398)	(3,031)
Free cash flow	$14,563	$18,439

Adjusted EBITDA (2)	$24,010	$18,739
Add/(less):
(a) Changes in operating assets and liabilities	(1,056)	6,827
(b) Provision for income taxes	(4,677)	(2,431)
(c) Deferred income taxes	1,285	(85)
(d) Tax benefit from exercise/vesting of equity awards	1,514	99
(e) Provision for doubtful accounts/chargeback/sales refund reserves	1,183	366
(f) Other adjustments, net (1)	(1,663)	(2,562)
(g) Change in fair value of contingent consideration	2,365	517
Net cash provided by operating activities	$22,961	$21,470
_______________________________________________________________________________________________________________________
(1)  Included in other adjustments, net is foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, and interest income and expense.
(2)  Earnings/(loss) before foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation.

SHUTTERSTOCK, INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited; in thousands)

Non-Cash Equity-Based Compensation

Included in the accompanying financial results are expenses related to non-cash equity-based compensation, as follows:

	Three Months Ended March 31,
	2016	2015
Cost of revenue	$533	$482
Sales and marketing	1,191	1,318
Product development	2,149	2,369
General and administrative	3,480	3,339
Total	$7,353	$7,508

Amortization of Intangible Assets and Depreciation of Property and Equipment

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows:

	Three Months Ended March 31,
	2016	2015
Cost of revenue	$418	$275
General and administrative	823	667
Total	$1,241	$942

Included in the accompanying financial results are expenses related to the depreciation of property and equipment, as follows:

	Three Months Ended March 31,
	2016	2015
Cost of revenue	$1,365	$1,147
General and administrative	1,578	906
Total	$2,943	$2,053

Historical Operating Metrics

	3/31/14	6/30/14	9/30/14	12/31/14	3/31/15	6/30/15	9/30/15	12/31/15	3/31/16
	(in millions, except revenue per download)
Number of paid downloads	29.7	31.5	31.2	33.5	33.4	35.9	38.1	39.8	41.2
Revenue per download (1)	$2.45	$2.52	$2.65	$2.68	$2.87	$2.85	$2.76	$2.86	$2.77
Images in collection (end of period) (2)	35.4	38.8	42.7	46.8	51.6	57.2	63.7	71.4	81.0
_______________________________________________________________________________________________________________________
(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.
(2) Images are photographs, vectors and illustrations available on shutterstock.com at the end of the period. We exclude content that is not uploaded directly to our site but is available to our customers through an application program interface and certain images that may be licensed for editorial use only.